CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of March 31, 2018, we wholly-owned 58 Community Centered Properties® with
58 Community Centers	approximately 4.9 million square feet of gross leasable area, located in six of the top markets in the United States in
4.9 Million Sq. Ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquarted in Houston, Texas, we were founded in 1998. We also owned a majority interest in and managed 14
1,306 tenants	properties with approximately 1.5 million square feet of gross leasable area through our investment in Pillarstone
Capital REIT Operating Partnership LP (“Pillarstone OP”).

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 39.2 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of March 31, 2018 provided a 46% premium rental rate compared to our larger
1.1 Million	space tenants. The largest of our 1,306 tenants at our wholly-owned properties comprised only 3.0% of our annualized base rental revenues for the three months ended March 31, 2018.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 10.2%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita Berry	website: www.whitestonereit.com
Donald F. Keating
Najeeb A. Khan	Analyst Coverage:
Paul T. Lambert	Hilliard Lyons	JMP Securities	Ladenburg Thalmann	Maxim Group
Jack L. Mahaffey	Carol L. Kemple	Mitch Germain	Daniel P. Donlan	Michael Diana
James C. Mastandrea	502.588.1839	212.906.3546	212.409.2056	212.895.3641
David F. Taylor	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com	mdiana@maximgrp.com
Trustee Emeritus:
Daniel G. DeVos	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
* As of May 4, 2018	813.273.8252	212.303.4124	540.277.3366
** Based on common share price	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com
of $11.14 as of close of market on
May 4, 2018.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports First Quarter 2018 Results

-Operating Portfolio Occupancy Increases 233 Basis Points to 90.9% from the Prior-Year Quarter-
-Annualized Base Rent per Leased Squared Foot Grows 6.6% to $18.50 from the Prior-Year Quarter-
-Record Leasing Volume: 373,511 SF and $29.7 Million in Total Lease Value-
-Reaffirms 2018 Full Year Guidance-

HOUSTON, May 7, 2018 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the first quarter ended March 31, 2018. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located.

Highlights

All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

First Quarter 2018 Compared to First Quarter 2017:

•	18.9% growth in revenues to $33.6 million

•	Increase in net income attributable to Whitestone REIT to $3.0 million and $0.07 per share vs. $1.4 million and $0.04 per share

•	23.2% growth in net operating income (“NOI”) to $23.2 million

•	3.9% same store NOI growth in wholly owned portfolio. 4.2% same store NOI growth including consolidated partnership properties

•	37.1% increase in Funds from Operations (“FFO”) to $10.0 million or $0.24 per share vs. $7.3 million or $0.23 per share

•	23.9% increase in FFO Core to $12.6 million or $0.31 per share vs. $10.2 million or $0.32 per share

•	6.6% increase in Annualized Base Rent (“ABR”) per leased square foot to $18.50

•	13.4% increase in rental rates on new and renewal leases blended on a GAAP basis for the quarter and 9.1% for the trailing twelve months

•	Incurred professional fees of $0.7 million in 2018 for proxy contest

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “2018 is off to a great start for Whitestone, evidenced by our best leasing quarter since the Company's public listing in 2010. Our team's efforts are delivering outstanding results including company records for leasing volume, total square footage leased, and total value of leases signed in the first quarter. We also ended the quarter approaching 91% occupancy in our community centered service oriented portfolio in high growth markets. Whitestone continues to drive long-term shareholder value through its differentiated, E-Commerce Resistant business model.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of March 31, 2018, Whitestone wholly owned 58 Community Centered PropertiesTM with 4.9 million square feet of gross leasable area (“GLA”). Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (16) and the greater Phoenix metropolitan area (27). In addition to being business friendly, the Texas and Arizona markets are among the top in the country in terms of size, economic strength and population growth. Between 2017 and 2022, all of these cities are expected to experience significant population growth, led by Austin and Dallas-Fort Worth each at +9.7%, San Antonio at +8.6%, Houston at +8.0% and Phoenix at +6.6% (1). Whitestone believes that the Company’s properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P. (“Pillarstone” or “Pillarstone OP”).

At the end of the first quarter, the Company's diversified tenant base in our wholly-owned properties comprised 1,306 tenants, with the largest tenant accounting for only 3.0% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the first quarter of 2018, the leasing team signed 127 leases totaling 373,511 square feet in new, expansion and renewal leases, compared to 91 leases totaling 220,293 square feet in the first quarter of 2017. The total lease value was $29.7 million compared to $16.3 million during the same period last year

The Company's total operating portfolio occupancy stood at 90.9% at quarter end, up 233 basis points from 88.6% at March 31, 2017.

Disposition Activity:

In February 2018, the Company completed the sale of Bellnott Square, in Houston, Texas, for $4.7 million. This disposition was consistent with the Company's strategy of recycling capital by disposing of Non-Core Properties. A gain on sale of approximately $0.3 million was recorded for the sale.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the quarter and selective development and redevelopment, undepreciated real estate assets increased $223.9 million, or 24.2%, to $1.148 billion at March 31, 2018 compared to March 31, 2017.

Liquidity, Debt and Credit Facility:

As of March 31, 2018, 49 of the Whitestone's wholly-owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $751.5 million. The Company had total real estate debt, net of cash of $658.9 million, of which $428.13 million, or approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 3.9% and the weighted average remaining term was 5.0 years.

At quarter end, Whitestone had $9.3 million of cash available on its balance sheet and $58.8 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On March 6, 2018, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2018, to be paid in three equal installments of $0.095 in April, May and June of 2018.

2018 Guidance

The Company reaffirms its previously released guidance for 2018 and expects net income attributable to Whitestone REIT for 2018 to range from $0.27 to $0.32 per share and FFO and FFO Core to range from $0.96 to $1.01 and $1.19 to $1.24 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the impact of expenses related to the 2018 Annual Meeting proxy contest or the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2018 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2018 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Accounting Treatment of Pillarstone
In November 2017, we received a comment letter from the Staff of the SEC (the “Staff”) relating to our Annual Report on Form 10-K for the year ended December 31, 2016. In their letter, the Staff requested that we provide them with an analysis to support our determination that Pillarstone should be consolidated in our financial statements in accordance with GAAP. After communicating our analysis and conclusions to the Staff and responding to additional questions from the Staff relating to this matter, the Staff did not object to or otherwise take exception to our determination that Pillarstone should be consolidated in our financial statements, but noted that the terms of the Management Agreements with Pillarstone may warrant a going forward evaluation of such matters and suggested we consider pre-clearing future accounting treatment of Pillarstone.
In connection with the preparation and review of our financial statements for the quarter ended March 31, 2018, we concluded, in accordance with the Staff’s prior advice, and after consultation with our outside accounting advisors, that it would be prudent to seek the pre-clearance of the Staff of the Office of the Chief Accountant (the “OCA”) with respect to our determination that Pillarstone should continue to be consolidated in our financial statements. Notwithstanding the Staff’s prior decision that it would not object to or otherwise take exception to our financial statement presentation relating to Pillarstone, the Staff of the OCA informed us that it objects to the consolidation of Pillarstone in our financial statements since the transaction in December 2016. We and our independent registered public accounting firm continue to believe that our accounting treatment of Pillarstone is correct. As a result, we are seeking a formal appeal to the Chief Accountant of the SEC of the determination of the Staff of the OCA, which is pending as of this date.

If our appeal with the SEC is unsuccessful, we will not be permitted to consolidate Pillarstone in our financial statements under Variable Interest Entity accounting rules. While we believe the impact to net income, FFO and FFO Core resulting from this change would result in a nominal increase in these metrics, nonetheless, the changes to our financial statements may require us to restate or revise our historical financial statements for the years ended December 31, 2016 and 2017 and the interim periods that are affected.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Monday, May 7, 2018 at 5:00 P.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):    (800) 289-0438
Toll Number (for international participants):        (323) 794-2423

The conference call will be recorded and a telephone replay will be available through May 17, 2018. Replay access information is as follows:

Toll-Free Number (for domestic participants):    (844) 512-2921
Toll Number (for international participants):        (412) 317-6671
Pass Code (for all participants):            8315079

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone's optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the outcome of our appeal regarding our accounting treatment of Pillarstone, the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses, including those in connection with the recent proposed nomination of trustees by a shareholder of the Company; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission (“SEC”) from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Additional Information

Whitestone REIT, its trustees and certain of its executive officers and Innisfree M&A Incorporated on their behalf may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s trustees and executive officers in Company common shares and other securities is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.whitestonereit.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2018 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.whitestonereit.com.

(1)Source: Claritas, April 2017

Whitestone REIT Contacts:
Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Proxy Solicitation Contacts:
Arthur Crozier or Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

Media Contacts:
Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel
(212) 355-4449
Or
Amy Feng
(415) 869-3950

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,148,176	$1,149,454
Accumulated depreciation	(135,599)	(131,034)
Total real estate assets	1,012,577	1,018,420
Cash and cash equivalents	9,337	7,817
Restricted cash	257	205
Marketable securities	—	32
Escrows and acquisition deposits	6,690	10,104
Accrued rents and accounts receivable, net of allowance for doubtful accounts	24,675	23,504
Unamortized lease commissions and loan costs	8,260	8,422
Prepaid expenses and other assets	9,451	6,263
Total assets	$1,071,247	$1,074,767

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$668,526	$659,068
Accounts payable and accrued expenses	30,198	39,030
Tenants' security deposits	7,028	6,885
Dividends and distributions payable	11,489	11,466
Total liabilities	717,241	716,449
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,179,540 and 39,221,773 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	38	38
Additional paid-in capital	522,730	521,314
Accumulated deficit	(184,853)	(176,684)
Accumulated other comprehensive gain	5,528	2,936
Total Whitestone REIT shareholders' equity	343,443	347,604
Noncontrolling interests:
Redeemable operating partnership units	10,642	10,800
Noncontrolling interest in Consolidated Partnership	(79)	(86)
Total noncontrolling interests	10,563	10,714
Total equity	354,006	358,318
Total liabilities and equity	$1,071,247	$1,074,767

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Property revenues
Rental revenues	$24,946	$21,296
Other revenues	8,650	6,971
Total property revenues	33,596	28,267

Property expenses
Property operation and maintenance	5,708	5,494
Real estate taxes	4,657	3,920
Total property expenses	10,365	9,414

Other expenses (income)
General and administrative	6,314	6,169
Depreciation and amortization	7,221	6,008
Interest expense	6,501	5,153
Interest, dividend and other investment income	(99)	(138)
Total other expense	19,937	17,192

Income before gain (loss) on sale or disposal of properties or assets and income taxes	3,294	1,661

Provision for income taxes	(129)	(81)
Gain on sale of properties	266	—
Loss on sale or disposal of assets	(197)	(23)

Net income	3,234	1,557

Redeemable operating partnership units	84	53
Non-controlling interests in Consolidated Partnership	122	64
Less: Net income attributable to noncontrolling interests	206	117

Net income attributable to Whitestone REIT	$3,028	$1,440

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.08	$0.05
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.07	$0.04

Weighted average number of common shares outstanding:
Basic	39,066	29,416
Diluted	40,088	30,409

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income

Net income	$3,234	$1,557

Other comprehensive gain

Unrealized gain on cash flow hedging activities	2,645	732
Unrealized gain on available-for-sale marketable securities	18	—

Comprehensive income	5,897	2,289

Less: Net income attributable to noncontrolling interests	206	117
Less: Comprehensive gain attributable to noncontrolling interests	71	26

Comprehensive income attributable to Whitestone REIT	$5,620	$2,146

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$3,234	$1,557
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,221	6,008
Amortization of deferred loan costs	327	310
Amortization of notes payable discount	—	149
Loss on sale of marketable securities	20	—
Loss (gain) on sale or disposal of assets and properties	(69)	23
Bad debt expense	478	609
Share-based compensation	1,845	2,447
Changes in operating assets and liabilities:
Escrows and acquisition deposits	3,414	880
Accrued rent and accounts receivable	(1,649)	(1,338)
Unamortized lease commissions	(493)	(383)
Prepaid expenses and other assets	494	444
Accounts payable and accrued expenses	(8,828)	(9,977)
Tenants' security deposits	143	154
Net cash provided by operating activities	6,137	883
Cash flows from investing activities:
Additions to real estate	(5,090)	(4,556)
Proceeds from sales of properties	4,433	—
Proceeds from sales of marketable securities	30	—
Net cash used in investing activities	(627)	(4,556)
Cash flows from financing activities:
Distributions paid to common shareholders	(11,145)	(8,453)
Distributions paid to OP unit holders	(309)	(313)
Distributions paid to noncontrolling interest in Consolidated Partnership	(115)	—
Proceeds from issuance of common shares, net of offering costs	—	5,334
Net proceeds from credit facility	9,000	11,000
Repayments of notes payable	(903)	(869)
Repurchase of common shares	(466)	(591)
Net cash provided by (used in) financing activities	(3,938)	6,108
Net increase in cash, cash equivalents and restricted cash	1,572	2,435
Cash, cash equivalents and restricted cash at beginning of period	8,022	4,224
Cash, cash equivalents and restricted cash at end of period	$9,594	$6,659

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Three Months Ended
	March 31,
	2018	2017
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,316	$4,936
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$—	$70
Financed insurance premiums	$1,273	$1,115
Value of shares issued under dividend reinvestment plan	$33	$33
Value of common shares exchanged for OP units	$4	$80
Change in fair value of available-for-sale securities	$18	$—
Change in fair value of cash flow hedge	$2,645	$732
Reallocation of ownership percentage between parent and subsidiary	$—	$13
Accrued distribution payable to General Partner's Interest in Consolidated Partnership	$—	$41

Whitestone REIT and Subsidiaries
Consolidating Balance Sheet
As of March 31, 2018
(unaudited)
(in thousands, except share and per unit data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
ASSETS
Real estate assets, at cost
Property	$1,052,361	$95,815	$—	$1,148,176
Accumulated depreciation	(98,789)	(36,810)	—	(135,599)
Total real estate assets	953,572	59,005	—	1,012,577
Cash and cash equivalents	6,976	2,361	—	9,337
Restricted cash	257	—	—	257
Escrows and acquisition deposits	5,557	1,133	—	6,690
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,572	3,556	(1,453)	24,675
Unamortized lease commissions and loan costs	7,022	1,238	—	8,260
Prepaid expenses and other assets	23,970	9	(14,528)	9,451
Total assets	$1,019,926	$67,302	$(15,981)	$1,071,247

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$619,986	$64,013	$(15,473)	$668,526
Accounts payable and accrued expenses	28,822	2,829	(1,453)	30,198
Tenants' security deposits	5,766	1,262	—	7,028
Dividends and distributions payable	11,489	—	—	11,489
Total liabilities	666,063	68,104	(16,926)	717,241
Commitments and contingencies:	—	—	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	—	—	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,179,540 and 39,221,773 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	38	—	—	38
Additional paid-in capital	522,508	(723)	945	522,730
Accumulated deficit	(184,853)	—	—	(184,853)
Accumulated other comprehensive loss	5,528	—	—	5,528
Total Whitestone REIT shareholders' equity	343,221	(723)	945	343,443
Redeemable operating partnership units	10,642	—	—	10,642
Noncontrolling interests in Consolidated Partnership	—	(79)	—	(79)
Noncontrolling interest in subsidiary	10,642	(79)	—	10,563
Total equity	353,863	(802)	945	354,006
Total liabilities and equity	$1,019,926	$67,302	$(15,981)	$1,071,247

Whitestone REIT and Subsidiaries
Consolidating Statement of Operations
For the Three Months Ended March 31, 2018
(unaudited)
(in thousands, except share data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
Property revenues
Rental revenues	$21,671	$3,477	$(202)	$24,946
Other revenues	7,858	792	—	8,650
Intercompany management fees	255	—	(255)	—
Total property revenues	29,784	4,269	(457)	33,596

Property expenses
Property operation and maintenance	4,964	946	(202)	5,708
Real estate taxes	3,975	682	—	4,657
Intercompany management fees	—	255	(255)	—
Total property expenses	8,939	1,883	(457)	10,365

Other expenses (income)
General and administrative	6,220	94	—	6,314
Depreciation and amortization	6,274	947	—	7,221
Interest expense	5,973	667	(139)	6,501
Interest, dividend and other investment income	(238)	—	139	(99)
Total other expense	18,229	1,708	—	19,937

Income before loss on sale or disposal of assets and income taxes	2,616	678	—	3,294

Provision for income taxes	(109)	(20)	—	(129)
Gain on sale of properties	266	—	—	266
Loss on sale or disposal of assets	(197)	—	—	(197)

Net income	2,576	658	—	3,234

Redeemable operating partnership units	84	—	—	84
Non-controlling interests in Consolidated Partnership	—	122	—	122
Less: Net income attributable to noncontrolling interests	84	122	—	206

Net income attributable to Whitestone REIT	$2,492	$536	$—	$3,028

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO AND FFO CORE	2018	2017
Net income attributable to Whitestone REIT	$3,028	$1,440
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	6,977	5,795
(Gain) loss on sale or disposal of assets and properties	(69)	22
Net income attributable to redeemable operating partnership units	84	53
FFO	10,020	7,310
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,908	2,451
Proxy contest costs	680	—
Acquisition costs	—	418
FFO Core	$12,608	$10,179

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,020	$7,310
Distributions paid on unvested restricted common shares	(41)	(91)
FFO excluding amounts attributable to unvested restricted common shares	$9,979	$7,219
FFO Core excluding amounts attributable to unvested restricted common shares	$12,567	$10,088
Denominator:
Weighted average number of total common shares - basic	39,066	29,416
Weighted average number of total noncontrolling OP units - basic	1,083	1,100
Weighted average number of total common shares and noncontrolling OP units - basic	40,149	30,516

Effect of dilutive securities:
Unvested restricted shares	1,022	993
Weighted average number of total common shares and noncontrolling OP units - diluted	41,171	31,509

FFO per common share and OP unit - basic	$0.25	$0.24
FFO per common share and OP unit - diluted	$0.24	$0.23

FFO Core per common share and OP unit - basic	$0.31	$0.33
FFO Core per common share and OP unit - diluted	$0.31	$0.32

(1)	Includes pro-rata share attributable to Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
	2018	2017
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$3,028	$1,440
General and administrative expenses	6,314	6,169
Depreciation and amortization	7,221	6,008
Interest expense	6,501	5,153
Interest, dividend and other investment income	(99)	(138)
Provision for income taxes	129	81
Gain on sale of properties	(266)	—
Loss on disposal of assets	197	23
Income from discontinued operations	—	—
Net income attributable to noncontrolling interests	206	117
NOI	$23,231	$18,853

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$3,028	$1,440
Depreciation and amortization	7,221	6,008
Interest expense	6,501	5,153
Provision for income taxes	129	81
Gain on sale of properties	(266)	—
Loss on disposal of assets	197	23
Net income attributable to noncontrolling interests	206	117
EBITDA (1)	$17,016	$12,822

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2018	2017	2017	2017
Net income attributable to Whitestone REIT	$3,028	$1,921	$2,993	$1,983
Depreciation and amortization	7,221	7,304	7,247	6,681
Interest expense	6,501	6,493	6,376	5,629
Provision for income taxes	129	90	126	89
Gain on sale of properties	(266)	—	—	(16)
Loss on disposal of assets	197	48	40	72
Net income attributable to noncontrolling interests	206	104	147	161
EBITDA (1)	$17,016	$15,960	$16,929	$14,599

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended March 31,			Percent
	2018	2017	Change	Change
Same Store (50 properties, exclusive of land held for development)
Property revenues
Rental revenues	$18,188	$17,994	$194	1%
Other revenues	6,186	6,330	(144)	(2)%
Total property revenues	24,374	24,324	50	—%

Property expenses
Property operation and maintenance	4,069	4,444	(375)	(8)%
Real estate taxes	3,027	3,253	(226)	(7)%
Total property expenses	7,096	7,697	(601)	(8)%

Total Same Store net operating income	17,278	16,627	651	4%

Non-Same Store (3 Properties, exclusive of land held for development)
Property revenues
Rental revenues	3,484	75	3,409	Not meaningful
Other revenues	1,672	36	1,636	Not meaningful
Total property revenues	5,156	111	5,045	Not meaningful

Property expenses
Property operation and maintenance	588	49	539	Not meaningful
Real estate taxes	948	27	921	Not meaningful
Total property expenses	1,536	76	1,460	Not meaningful

Total Non-Same Store net operating income	3,620	35	3,585	Not meaningful

Consolidated Partnership properties (14 Properties)
Property revenues
Rental revenues	3,274	3,227	47	1%
Other revenues	792	605	187	31%
Total property revenues	4,066	3,832	234	6%

Property expenses
Property operation and maintenance	1,051	1,001	50	5%
Real estate taxes	682	640	42	7%
Total property expenses	1,733	1,641	92	6%

Total Consolidated Partnership properties net operating income	2,333	2,191	142	6%

Total property net operating income	23,231	18,853	4,378	23%

Less total other expenses, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	19,997	17,296	2,701	16%

Net income	$3,234	$1,557	$1,677	108%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended March 31, 2018 to the three months ended March 31, 2017, Same Stores include properties owned before January 1, 2017 and not sold before March 31, 2018.

(2)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended March 31, 2018 to the three months ended March 31, 2017, Non-Same Stores include properties acquired between January 1, 2017 and March 31, 2018 and properties sold between January 1, 2017 and March 31, 2018, but not included in discontinued operations.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended
	March 31,
	2018	2017
Other Financial Information:(1)

Tenant improvements (2)	$832	$713
Leasing commissions (2)	$468	$261
Maintenance capital	$1,037	$673
Scheduled debt principal payments	$589	$565
Straight line rent income	$346	$414
Market rent amortization income from acquired leases	$246	$148
Non-cash share-based compensation expense	$1,849	$2,451
Non-real estate depreciation and amortization	$67	$45
Amortization of loan fees	$322	$305
Acquisition costs	$—	$418
Undepreciated value of unencumbered properties	$757,951	$692,107
Number of unencumbered properties	52	50
Full time employees	101	103

(1)	Includes pro-rata share attributable to Pillarstone OP.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of March 31, 2018
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.3%	39,180
Operating partnership units outstanding	2.7%	1,083
Total	100.0%	40,263

Market price of common shares as of
March 29, 2018		$10.30

Total equity capitalization		414,709	39%

Debt Capitalization:
Outstanding debt		$670,300
Less: Cash and cash equivalents		(9,337)
Total debt capitalization		660,963	61%

Total Market Capitalization as of
March 31, 2018		$1,075,672	100%

SELECTED RATIOS:
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2018	2017	2017	2017
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$17,016	$15,960	$16,929	$14,599

Interest expense	6,501	6,493	6,376	5,629
Less: amortization of loan fees	(327)	(330)	(329)	(314)
Interest expense, excluding amortization of loan fees	6,174	6,163	6,047	5,315

Ratio of EBITDA to interest expense	2.8	2.6	2.8	2.7

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt	$670,300	$660,929	$664,624	$665,524
Less: Cash	(9,337)	(7,817)	(6,338)	(9,267)
Outstanding debt after cash	$660,963	$653,112	$658,286	$656,257

Undepreciated real estate assets	$1,148,176	$1,149,454	$1,144,558	$1,140,299

Ratio of debt to real estate assets	58%	57%	58%	58%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2018	2017	2017	2017
Debt/EBITDA Ratio
Outstanding debt	$670,300	$660,929	$664,624	$665,524
Less: Cash	(9,337)	(7,817)	(6,338)	(9,267)
Outstanding debt after cash	660,963	653,112	658,286	656,257

EBITDA	$17,016	$15,960	$16,929	$14,599
Share based compensation	1,908	2,881	2,704	2,390
Proxy contest costs	680	—	—	—
Acquisition costs	—	227	264	716
EBITDA, adjusted	19,604	19,068	19,897	17,705

Impact of partial quarter acquisitions and dispositions	—	—	—	1,954

Pro forma quarterly EBITDA, adjusted	19,604	19,068	19,897	19,659

Pro forma annualized EBITDA, adjusted (1)	78,416	76,272	79,588	78,636

Ratio of debt to pro forma EBITDA, adjusted	8.43	8.56	8.27	8.35

(1)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	March 31, 2018	December 31, 2017
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$9,680	$9,740
$50.0 million, 1.75% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$37.0 million 3.76% Note, due December 1, 2020 (5)	32,887	33,148
$6.5 million 3.80% Note, due January 1, 2019	5,796	5,842
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,268	19,360
$14.0 million 4.34% Note, due September 11, 2024	13,887	13,944
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023 (5)	15,993	16,058
$15.1 million 4.99% Note, due January 6, 2024	14,808	14,865
$2.6 million 5.46% Note, due October 1, 2023	2,462	2,472
$1.3 million 3.47% Note, due November 28, 2018	1,019	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019 (6)	241,200	232,200
Total notes payable principal	670,300	660,929
Less deferred financing costs, net of accumulated amortization	(1,774)	(1,861)
	$668,526	$659,068

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%,

(5)	Promissory notes were assumed by Pillarstone OP in December 2016.

(6)	Unsecured line of credit includes certain Pillarstone Properties.

SCHEDULE OF DEBT MATURITIES AS OF MARCH 31, 2018
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2018	$2,000	$10,579	$12,579	1.9%
2019	2,392	246,857	249,249	37.2%
2020	2,876	79,951	82,827	12.4%
2021	1,918	50,000	51,918	7.7%
2022	2,007	100,000	102,007	15.2%
Thereafter	2,437	169,283	171,720	25.6%
Total	$13,630	$656,670	$670,300	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	March 31,	March 31,	December 31,	September 30,	June 30,
Community Centered Properties®	2018	2018	2017	2017	2017
Whitestone	4,913,934	91%	91%	90%	90%
Pillarstone	1,531,737	78%	81%	80%	78%
Development, New Acquisitions (1)	35,351	71%	79%	77%	73%
Total	6,481,022	88%	88%	87%	87%

(1)
Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues(2)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (3)	Austin, Houston and Phoenix	$2,447	3.0%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2020, 2020, 2021, 2022, 2024 and 2034
Whole Foods Market	Houston	2,042	2.5%	9/3/2014	2035
Frost Bank	Houston	1,845	2.2%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,164	1.4%	10/1/2015	2026
Walgreens & Co. (4)	Houston and Phoenix	946	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Verizon Wireless (5)	Houston and Phoenix	869	1.1%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2018, 2018, 2019, 2022 and 2024
Bashas' Inc. (6)	Phoenix	823	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Dollar Tree (7)	Houston and Phoenix	754	0.9%	3/1/1998, 8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, 4/4/2011 and 5/21/2013	2020, 2020, 2021, 2021, 2022, 2023 and 2027
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Wells Fargo & Company (8)	Phoenix	681	0.8%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (9)	Houston, Phoenix and San Antonio	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Ruth's Chris Steak House Inc.	Phoenix	466	0.6%	1/1/1991	2020
Paul's Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
Regus Corporation	Houston	$425	0.5%	5/23/2014	2025
		$14,109	17.1%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2018 for each applicable tenant multiplied by 12.

(3)
As of March 31, 2018, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents approximately 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in November 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(4)
As of March 31, 2018, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(5)
As of March 31, 2018, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2018, was $21,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2018, was $130,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2019, was $37,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $681,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(6)
As of March 31, 2018, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.9% of our total annualized base rental revenue.

(7)
As of March 31, 2018, we had seven leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on March 1, 1998, and is scheduled to expire in December 2022, was $73,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 4, 2011, and is scheduled to expire in 2021, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(8)
As of March 31, 2018, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $550,000, which represents approximately 0.7% of our total annualized base rental revenue.

(9)
As of March 31, 2018, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - ALL PROPERTIES

	Three Months Ended
	March 31,
	2018	2017
RENEWALS
Number of Leases	82	61
Total Square Feet (1)	236,754	168,712
Average Square Feet	2,887	2,766
Total Lease Value	$17,972,000	$9,613,000
NEW LEASES
Number of Leases	45	30
Total Square Feet (1)	136,757	51,581
Average Square Feet	3,039	1,719
Total Lease Value	$11,758,000	$6,685,000
TOTAL LEASES
Number of Leases	127	91
Total Square Feet (1)	373,511	220,293
Average Square Feet	2,941	2,421
Total Lease Value	$29,730,000	$16,298,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

	Three Months Ended
	March 31,
	2018	2017
RENEWALS
Number of Leases	59	41
Total Square Feet (1)	145,989	98,802
Average Square Feet	2,474	2,410
Total Lease Value	$15,374,000	$8,167,000
NEW LEASES
Number of Leases	34	24
Total Square Feet (1)	84,994	43,766
Average Square Feet	2,500	1,824
Total Lease Value	$9,168,000	$6,414,000
TOTAL LEASES
Number of Leases	93	65
Total Square Feet (1)	230,983	142,568
Average Square Feet	2,484	2,193
Total Lease Value	$24,542,000	$14,581,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2018	72	$17,429,259	163,855	5.3	$876,180	$5.35	$20.36	$19.39	$160,056	5.0%	$411,153	13.4%
4th Quarter 2017	41	5,888,396	94,707	3.4	260,575	2.75	17.76	18.46	(66,019)	(3.8)%	69,983	4.2%
3rd Quarter 2017	49	12,691,808	168,487	4.0	393,084	2.33	17.30	17.04	44,042	1.5%	270,777	9.5%
2nd Quarter 2017	42	4,971,774	81,314	3.0	165,662	2.04	15.79	16.23	(35,297)	(2.7)%	54,709	4.4%
Total - 12 months	204	$40,981,237	508,363	4.1	$1,695,501	$3.34	$18.13	$17.93	$102,782	1.1%	$806,622	9.1%

Comparable New Leases:
1st Quarter 2018	13	$2,054,761	17,866	4.7	$171,227	$9.58	$24.77	$23.29	$26,477	6.4%	$46,624	12.1%
4th Quarter 2017	6	571,405	7,812	4.1	102,064	13.07	18.01	16.56	11,375	8.8%	11,509	9.4%
3rd Quarter 2017	13	4,198,032	60,574	3.8	222,992	3.68	15.68	17.24	(94,183)	(9.0)%	82,008	8.0%
2nd Quarter 2017	3	499,832	4,499	5.9	35,798	7.96	18.99	19.17	(794)	(0.9)%	4,736	5.8%
Total - 12 months	35	$7,324,030	90,751	4.1	$532,081	$5.86	$17.84	$18.47	$(57,125)	(3.4)%	$144,877	9.0%

Comparable Renewal Leases:
1st Quarter 2018	59	$15,374,498	145,989	5.3	$704,953	$4.83	$19.82	$18.91	$133,579	4.8%	$364,529	13.6%
4th Quarter 2017	35	5,316,991	86,895	3.3	158,511	1.82	17.74	18.63	$(77,394)	(4.8)%	58,474	3.8%
3rd Quarter 2017	36	8,493,776	107,913	4.0	170,092	1.58	18.20	$16.92	138,225	7.6%	188,769	10.4%
2nd Quarter 2017	39	4,471,942	76,815	2.9	129,864	1.69	15.60	16.05	(34,503)	(2.8)%	49,973	4.3%
Total - 12 months	169	$33,657,207	417,612	4.1	$1,163,420	$2.79	$18.19	$17.81	$159,907	2.1%	$661,745	9.2%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
1st Quarter 2018	93	$24,542,944	230,983	5.3	$1,498,304	$6.49	19.29
4th Quarter 2017	53	10,969,822	144,267	5.4	1,154,433	8.00	16.36
3rd Quarter 2017	67	16,337,364	201,742	4.1	566,574	2.81	18.21
2nd Quarter 2017	65	18,119,486	155,408	5.4	1,019,122	6.56	17.62
Total - 12 months	278	$69,969,616	732,400	5.0	$4,238,433	$5.79	$18.06

New
1st Quarter 2018	34	$9,168,446	84,994	5.4	$793,351	$9.33	$18.38
4th Quarter 2017	16	5,066,334	50,746	8.9	864,662	17.04	13.18
3rd Quarter 2017	31	7,843,588	93,829	4.1	396,482	4.23	18.23
2nd Quarter 2017	26	13,647,544	78,593	8.0	889,258	11.31	19.58
Total - 12 months	107	$35,725,912	308,162	6.2	$2,943,753	$9.55	$17.79

Renewal
1st Quarter 2018	59	$15,374,498	145,989	5.3	$704,953	$4.83	19.82
4th Quarter 2017	37	5,903,488	93,521	3.5	289,771	3.10	18.09
3rd Quarter 2017	36	8,493,776	107,913	4.0	170,092	1.58	18.20
2nd Quarter 2017	39	4,471,942	76,815	2.9	129,864	1.69	15.60
Total - 12 months	171	$34,243,704	424,238	4.1	$1,294,680	$3.05	$18.27

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - ALL PROPERTIES(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2018
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2018	371	828,905	12.8%	$11,810	12.3%	$14.25
2019	306	793,523	12.2%	13,806	14.4%	17.40
2020	268	989,773	15.3%	15,565	16.2%	15.73
2021	218	653,102	10.1%	11,334	11.8%	17.35
2022	197	768,058	11.9%	12,945	13.5%	16.85
2023	111	438,086	6.8%	6,842	7.1%	15.62
2024	52	415,065	6.4%	7,255	7.6%	17.48
2025	39	154,422	2.4%	2,981	3.1%	19.30
2026	22	168,533	2.6%	3,331	3.5%	19.76
2027	30	196,601	3.0%	3,961	4.1%	20.15
Total	1,614	5,406,068	83.5%	$89,830	93.6%	$16.62

(1)	Lease expirations table reflects rents in place as of March 31, 2018, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2018 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - WHITESTONE REIT ONLY(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2018
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2018	255	485,764	9.8%	$8,090	9.8%	$16.65
2019	242	588,780	11.9%	11,614	14.1%	19.73
2020	208	752,722	15.2%	13,080	15.9%	17.38
2021	177	497,852	10.1%	9,500	11.5%	19.08
2022	167	674,481	13.6%	11,645	14.1%	17.27
2023	97	338,606	6.8%	5,780	7.0%	17.07
2024	49	393,929	8.0%	6,863	8.3%	17.42
2025	36	133,881	2.7%	2,915	3.5%	21.77
2026	22	168,533	3.4%	3,331	4.0%	19.76
2027	27	179,570	3.6%	3,582	4.3%	19.95
Total	1,280	4,214,118	85.1%	$76,400	92.5%	$18.13

(1)	Lease expirations table reflects rents in place as of March 31, 2018, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2018 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2018 FINANCIAL GUIDANCE (all amounts in thousands, except shares, per share numbers and percentages)

		Projected Range
	Actual	Full Year 2018
	Q1-2018	Low	High
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.07	$0.27	$0.32
FFO per common share and OP unit - diluted	$0.24	$0.96	$1.01
FFO Core per common share and OP unit - diluted	$0.31	$1.19	$1.24

Operating Assumptions
Same Store NOI growth - wholly owned properties	3.9%	2.5%	3.7%
Same Store NOI growth - Consolidated Partnership	6.5%	(2.0)%	2.0%
Same Store NOI growth - all properties	4.2%	2.0%	3.5%

Ending occupancy - wholly owned properties	90.1%	90.5%	91.5%
Ending occupancy - Consolidated Partnership	77.9%	80.5%	81.5%
Ending occupancy - all properties	87.7%	88.2%	89.2%

General and administrative expense (excluding acquisition and proxy contest costs) as a % of total property revenue	16.8%	16.3%	15.5%

Net debt to adjusted EBITDA - Year End	8.43X	8.40X	8.20X
Average interest rate on all debt	3.9%	4.1%	4.1%
Weighted average shares and OP units	41,171	41,672	41,672

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the cost of our 2018 annual meeting proxy contest or the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2018 FINANCIAL GUIDANCE (per diluted common share and OP unit)
		Projected Range
	Actual	Full Year 2018
Guidance:	Q1-2018	Low	High
Net income attributable to Whitestone REIT	$0.07	$0.27	$0.32

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.17	0.68	0.68
Net income attributable to redeemable operating partnership	—	0.01	0.01
FFO	$0.24	$0.96	$1.01

Adjustments to reconcile FFO to FFO Core:
Proxy contest costs	0.02	—	—
Acquisition pursuit and transaction costs	—	0.02	0.02
Share based compensation expense	0.05	0.21	0.21
FFO Core	$0.31	$1.19	$1.24

(1)	Includes pro-rata share attributable to Pillarstone OP.

Note: Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents managements estimate of results based upon these assumptions as of the date of this press release.

Whitestone REIT and Subsidiaries Property Details As of March 31, 2018

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 3/31/2018	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	92%	$868	$12.99	$12.99
Anthem Marketplace	Phoenix	2000	113,293	97%	1,780	16.20	15.79
Bissonnet Beltway	Houston	1978	29,205	74%	306	14.16	13.84
BLVD Place	Houston	2014	216,944	96%	8,075	38.77	42.12
The Citadel	Phoenix	2013	28,547	87%	453	18.24	17.31
City View Village	San Antonio	2005	17,870	93%	482	29.00	29.36
Davenport Village	Austin	1999	128,934	96%	3,109	25.12	25.34
Desert Canyon	Phoenix	2000	62,533	87%	763	14.02	14.34
Eldorado Plaza	Dallas	2004	221,577	96%	3,112	14.63	15.11
Fountain Hills	Phoenix	2009	111,289	86%	1,619	16.92	17.05
Fountain Square	Phoenix	1986	118,209	90%	1,845	17.34	16.94
Fulton Ranch Towne Center	Phoenix	2005	120,575	83%	1,583	15.82	17.06
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	902	18.25	18.05
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	—	—	—
Heritage Trace Plaza	Dallas	2006	70,431	98%	1,657	24.01	24.06
Headquarters Village	Dallas	2009	89,134	83%	2,020	27.30	28.45
Keller Place	Dallas	2001	93,541	98%	958	10.45	10.99
Kempwood Plaza	Houston	1974	93,161	89%	954	11.51	11.60
La Mirada	Phoenix	1997	147,209	79%	2,441	20.99	21.86
Lion Square	Houston	2014	117,592	99%	1,436	12.34	12.10
The Marketplace at Central	Phoenix	2012	111,130	99%	993	9.03	8.65
Market Street at DC Ranch	Phoenix	2003	242,459	94%	4,527	19.86	18.71
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	84%	1,437	14.41	16.01
Paradise Plaza	Phoenix	1983	125,898	94%	1,643	13.88	13.90
Parkside Village North	Austin	2005	27,045	95%	766	29.81	30.01
Parkside Village South	Austin	2012	90,101	100%	2,369	26.29	26.66
Pima Norte	Phoenix	2007	35,110	66%	404	17.43	18.25
Pinnacle of Scottsdale	Phoenix	1991	113,108	99%	2,355	21.03	20.46
Pinnacle Phase II	Phoenix	2017	27,063	91%	709	28.79	28.99
The Promenade at Fulton Ranch	Phoenix	2007	98,792	64%	1,116	17.65	17.45
Providence	Houston	1980	90,327	96%	847	9.77	9.68
Quinlan Crossing	Austin	2012	109,892	90%	2,109	21.32	22.91
Seville	Phoenix	1990	90,042	78%	2,370	33.74	33.99
Shaver	Houston	1978	21,926	100%	307	14.00	13.50
Shops at Pecos Ranch	Phoenix	2009	78,767	100%	1,630	20.69	21.10
Shops at Starwood	Dallas	2006	55,385	87%	1,444	29.97	30.30
The Shops at Williams Trace	Houston	1985	132,991	93%	1,854	14.99	14.67
South Richey	Houston	1980	69,928	97%	697	10.28	10.20
Spoerlein Commons	Chicago	1987	41,455	76%	655	20.79	21.17
The Strand at Huebner Oaks	San Antonio	2000	73,920	93%	1,510	21.97	21.98
SugarPark Plaza	Houston	1974	95,032	100%	1,169	12.30	12.50
Sunridge	Houston	1979	49,359	83%	461	11.25	12.52
Sunset at Pinnacle Peak	Phoenix	2000	41,530	82%	632	18.56	18.26
Terravita Marketplace	Phoenix	1997	102,733	95%	1,439	14.74	14.31
Torrey Square	Houston	1983	105,766	87%	743	8.07	8.19
Town Park	Houston	1978	43,526	100%	923	21.21	21.23
Village Square at Dana Park	Phoenix	2009	323,026	91%	6,044	20.56	20.73
Westchase	Houston	1978	50,332	92%	569	12.29	15.40
Williams Trace Plaza	Houston	1983	129,222	92%	1,774	14.92	14.87
Windsor Park	San Antonio	2012	196,458	97%	1,928	10.12	10.15
Woodlake Plaza	Houston	1974	106,169	85%	1,490	16.51	15.90
Total/Weighted Average - Whitestone Properties			4,913,934	91%	81,277	18.18	18.43
Whitestone Development Properties:
Shops at Starwood Phase III	Dallas	2016	35,351	71%	$847	33.75	$37.77
Total/Weighted Average - Development Properties (4)			35,351	71%	847	33.75	37.77

Total/Weighted Average - Whitestone Properties			4,949,285	91%	82,124	18.23	18.50

Pillarstone Properties:
9101 LBJ Freeway	Dallas	1985	125,874	75%	$1,445	$15.31	$14.37
Corporate Park Northwest	Houston	1981	174,359	76%	1,618	12.21	12.18
Corporate Park West	Houston	1999	175,665	79%	1,591	11.46	11.41
Corporate Park Woodland	Houston	2000	99,937	80%	882	11.03	11.64
Corporate Park Woodland II	Houston	2000	16,220	88%	230	16.11	16.18
Dairy Ashford	Houston	1981	42,902	49%	162	7.71	7.52
Holly Hall Industrial Park	Houston	1980	90,000	91%	659	8.05	7.58
Holly Knight	Houston	1984	20,015	100%	382	19.09	19.44
Interstate 10 Warehouse	Houston	1980	151,000	70%	483	4.57	4.45
Main Park	Houston	1982	113,410	79%	598	6.67	6.90
Plaza Park	Houston	1982	105,530	64%	624	9.24	8.81
Uptown Tower	Dallas	1982	253,981	78%	3,849	19.43	19.38
Westbelt Plaza	Houston	1978	65,619	77%	510	10.09	9.90
Westgate Service Center	Houston	1984	97,225	100%	795	8.18	8.22
Total/Weighted Average - Pillarstone Properties			1,531,737	78%	13,828	11.57	11.47

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			6,481,022	88%	$95,952	$16.82	$17.02

(1)
Calculated as the tenant's actual March 31, 2018 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2018. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of March 31, 2018 equaled approximately $137,000 for the month ended March 31, 2018.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of March 31, 2018. Excludes vacant space as of March 31, 2018.

(3)
Represents (i) the contractual base rent for leases in place as of March 31, 2018, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of March 31, 2018.

(4)
Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)	As of March 31, 2018, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™

www.whitestonereit.com

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South • DALLAS Eldorado • Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place • HOUSTON BLVD Place • Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Torrey Square • Lion Square • Woodlake Plaza • PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville • SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre • CHICAGO Spoerlein Commons •

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Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 4144 North Central Expressway, Suite 610, Dallas, TX 75204 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037